Exhibit 99.1

Selective Reports Fourth Quarter 2020 Net Income of $2.10 per Diluted Common Share and Non-GAAP Operating Income1 of $1.84 per Diluted Common Share

In the fourth quarter of 2020, we reported:

•Net premiums written ("NPW") growth of 8% compared to the fourth quarter of 2019;
•GAAP combined ratio of 88.1%;
•Annualized return on common equity ("ROE") of 20.6% and non-GAAP operating ROE1 of 18.0%;
•After-tax net investment income of $55 million, up 18% compared to the fourth quarter of 2019; and
•Book value per share of $42.38, up 6% in the fourth quarter.

Branchville, NJ - January 28, 2021 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported financial results for the fourth quarter ended December 31, 2020, with net income per diluted common share of $2.10 and non-GAAP operating income1 per diluted common share of $1.84.

“We delivered excellent financial results this quarter with an 18.0% non-GAAP operating ROE, non-GAAP operating income per diluted common share of $1.84, and an 88.1% combined ratio. We had strong commercial lines NPW growth of 10% despite a challenging macroeconomic backdrop, driven by 5.1% renewal pure price increases, solid 86% retention, and new business growth of 2% - a continued testament to our franchise distribution partner relationships, superior underwriting tools, and talented employees. Our insurance and investment segments were both strong contributors to our results in the quarter,” said John Marchioni, President and CEO.

“For the year, despite the significant economic and social impacts created by COVID-19 as well as the elevated catastrophe losses totaling 8.0 points on the combined ratio, we generated our seventh consecutive year of double-digit non-GAAP operating ROEs, a truly impressive achievement. By assisting our customers through the challenges posed by COVID-19, and our superior claims handling and customer service related to the numerous catastrophic losses, we once again reinforced the value we bring to the market. Our ability to generate consistent and superior financial performance over time is based on our longstanding commitment to serving all of our stakeholders. Our franchise relationships with best-in-class distribution partners, sophisticated underwriting tools, unique operating model, and customer experience focus position us well for continued profitable growth,” continued Mr. Marchioni.

As an ongoing demonstration of our corporate success, on December 2, 2020, Selective issued $200 million of perpetual preferred stock, which was well received by the capital markets as evidenced by the attractive 4.60% dividend rate. Proceeds from the offering will be used for general corporate purposes, which may include the repurchase of common stock. This marks the first preferred stock offering in the Company's 94-year history. In conjunction with the offering, the Company announced that its Board of Directors authorized a new $100 million share repurchase program. Mr. Marchioni stated, "With the preferred stock transaction, we continued to enhance the Company's financial flexibility and optimize our capital structure. Our share repurchase program gives us the option to opportunistically buy back shares when it is in the best interest of our shareholders."

Operating Highlights

Consolidated Financial Results	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ and shares in millions, except per share data	2020		2019			2020		2019
Net premiums written	$681.5		628.2	8%		$2,773.1		2,679.4	3%
Net premiums earned	704.9		668.4	5		2,681.8		2,597.2	3
Net investment income earned	68.5		57.6	19		227.1		222.5	2
Net realized and unrealized gains (losses), pre-tax	20.1		(0.9)	n/m		(4.2)		14.4	(129)
Total revenues	798.4		728.9	10		2,922.3		2,846.5	3
Net underwriting income, after-tax	66.4		43.1	54		107.7		129.6	(17)
Net investment income, after-tax	55.5		46.8	18		184.6		181.2	2
Net income available to common stockholders	127.1		81.9	55		246.4		271.6	(9)
Non-GAAP operating income[1]	111.2		82.5	35		249.7		264.4	(6)
Combined ratio	88.1%		91.8	(3.7)	pts	94.9%		93.7	1.2	pts
Loss and loss expense ratio	54.4		57.6	(3.2)		61.0		59.7	1.3
Underwriting expense ratio	33.4		34.1	(0.7)		33.8		33.8	—
Dividends to policyholders ratio	0.3		0.1	0.2		0.1		0.2	(0.1)
Catastrophe losses	2.8	pts	1.0	1.8		8.0	pts	3.1	4.9
Non-catastrophe property losses and loss expenses	16.2		15.1	1.1		15.3		15.8	(0.5)
(Favorable) prior year reserve development on casualty lines	(5.0)		(3.0)	(2.0)		(3.2)		(2.3)	(0.9)
Net income available to common stockholders per diluted common share	$2.10		1.36	54%		$4.09		4.53	(10)%
Non-GAAP operating income per diluted common share[1]	1.84		1.37	34		4.15		4.40	(6)
Weighted average diluted common shares	60.4		60.1	—		60.3		60.0	—
Book value per common share	$42.38		36.91	15		42.38		36.91	15

Overall Insurance Operations

For the fourth quarter, the overall NPW growth of 8% compared to the fourth quarter of 2019, was due to solid retention, new business growth, and strong 4.8% renewal pure price increases. Our combined ratio was an excellent 88.1% in the quarter, compared to 91.8% in the prior year period, driven by favorable reserve development, generating 10.8 points of annualized ROE.

For the year, NPW growth was 3% and included 4 points of negative impact from specific COVID-19-related items. The combined ratio of 94.9% included elevated catastrophe losses, that were partially offset by favorable prior year casualty reserve development and lower non-catastrophe property losses. Our Insurance operations contributed 4.6 points of ROE for the year.

Standard Commercial Lines Segment

For the fourth quarter, Standard Commercial Lines premiums, which were 80% of total NPW in 2020, were up a significant 10% compared to the prior year period, driven by 5.1% renewal pure price increases, 2% increase in new business, to $97 million, and strong retention of 86%. The improvement in the fourth quarter combined ratio of 86.8% compared to 90.0% in the prior year period reflects the impact of the items outlined in the table below.

Standard Commercial Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2020		2019			2020		2019
Net premiums written	$551.1		500.1	10%		$2,230.6		2,137.1	4%
Net premiums earned	567.5		530.6	7		2,143.2		2,049.6	5
Combined ratio	86.8%		90.0	(3.2)	pts	92.9%		92.9	—	pts
Loss and loss expense ratio	52.1		55.0	(2.9)		58.1		58.0	0.1
Underwriting expense ratio	34.4		34.9	(0.5)		34.6		34.7	(0.1)
Dividends to policyholders ratio	0.3		0.1	0.2		0.2		0.2	—
Catastrophe losses	1.3	pts	0.4	0.9		5.5	pts	2.6	2.9
Non-catastrophe property losses and loss expenses	14.2		13.2	1.0		13.8		13.8	—
(Favorable) prior year reserve development on casualty lines	(6.2)		(4.9)	(1.3)		(4.0)		(3.4)	(0.6)

Standard Personal Lines Segment

For the fourth quarter, Standard Personal Lines premiums, which represented 11% of total NPW in 2020, were down 2% compared to the prior year period. Renewal pure price increases were 1.1%, retention was 84%, and new business was up 13% compared to the prior year. The fourth quarter combined ratio was 93.6%, down 4.9 points from a year ago, driven by the items outlined in the table below.

Standard Personal Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2020		2019			2020		2019
Net premiums written	$69.7		70.9	(2)%		$295.2		304.6	(3)%
Net premiums earned	75.4		76.6	(2)		299.1		307.7	(3)
Combined ratio	93.6%		98.5	(4.9)	pts	105.2%		97.3	7.9	pts
Loss and loss expense ratio	67.8		69.0	(1.2)		78.0		68.6	9.4
Underwriting expense ratio	25.8		29.5	(3.7)		27.2		28.7	(1.5)
Catastrophe losses	14.8	pts	3.9	10.9		25.9	pts	6.8	19.1
Non-catastrophe property losses and loss expenses	33.7		33.9	(0.2)		28.7		34.0	(5.3)
Unfavorable prior year reserve development on casualty lines	—		5.2	(5.2)		—		1.9	(1.9)

Excess and Surplus Lines Segment

For the fourth quarter, Excess and Surplus Lines premiums, which represented 9% of total NPW in 2020, were up a solid 6% compared to the prior year period, driven by strong new business growth of 23% and renewal pure price increases of 7.4%. The fourth quarter combined ratio was 93.4%, down 6.1 points from a year ago, driven by the items outlined in the table below.

Excess and Surplus Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2020		2019			2020		2019
Net premiums written	$60.7		57.2	6%		$247.3		237.8	4%
Net premiums earned	62.0		61.2	1		239.5		239.8	—
Combined ratio	93.4%		99.5	(6.1)	pts	99.9%		95.9	4.0	pts
Loss and loss expense ratio	60.1		66.3	(6.2)		65.5		63.5	2.0
Underwriting expense ratio	33.3		33.2	0.1		34.4		32.4	2.0
Catastrophe losses	1.9	pts	2.3	(0.4)		8.4	pts	2.4	6.0
Non-catastrophe property losses and loss expenses	13.8		8.4	5.4		11.6		9.3	2.3
Unfavorable prior year reserve development on casualty lines	—		3.3	(3.3)		—		0.8	(0.8)

Investments Segment

Net investment income, after-tax, was up a healthy 18% in the quarter, to $55.5 million. The increase was driven by alternative investment gains of $14 million after-tax, which are reported on a one-quarter lag. For the year, after-tax investment income was up 2% from 2019 and the after-tax earned income yield on the portfolio averaged 2.6%. Invested assets per dollar of common stockholders' equity was $2.96 at December 31, 2020, and the investment portfolio generated 7.8 points of non-GAAP operating ROE in 2020.

Investments Segment	Quarter ended December 31,		Change		Year-to-Date December 31,		Change
$ in millions, except per share data	2020	2019			2020	2019
Net investment income earned, after-tax	$55.5	46.8	18%		$184.6	181.2	2%
Net investment income per common share	0.92	0.78	18		3.06	3.02	1
Effective tax rate	19.1%	18.7	0.4	pts	18.7%	18.6	0.1	pts
Average yields:
Fixed income securities:
Pre-tax	3.2%	3.5	(0.3)	pts	3.2%	3.6	(0.4)	pts
After-tax	2.6	2.8	(0.2)		2.6	2.9	(0.3)
Portfolio:
Pre-tax	3.7	3.5	0.2		3.2	3.5	(0.3)
After-tax	3.0	2.8	0.2		2.6	2.9	(0.3)
Annualized ROE contribution	9.0	8.6	0.4		7.8	9.1	(1.3)

Balance Sheet

$ in millions, except per share data	December 31, 2020	December 31, 2019	Change
Total assets	$9,687.9	8,797.2	10%
Total investments	7,505.6	6,688.7	12
Long-term debt	550.7	550.6	—
Stockholders’ equity	2,738.9	2,194.9	25
Common stockholders' equity	2,538.9	2,194.9	16
Invested assets per dollar of common stockholders’ equity	2.96	3.05	(3)
Net premiums written to policyholders' surplus	1.30x	1.39x	(0.9x)
Book value per common share	42.38	36.91	15

Book value per common share increased 15% during the year, driven by $4.09 of net income per diluted common share and $2.25 of net unrealized gains on our fixed income securities portfolio, partially offset by $0.94 of dividends on our common stock paid to shareholders. During the fourth quarter, the company did not repurchase any of its common stock under the newly authorized repurchase program. We repaid our remaining $167 million of short-term Federal Home Loan Bank borrowings in December. Our debt to capitalization ratio decreased to 16.7% at December 31, 2020, from 23.1% at September 30, 2020.

Selective's Board of Directors declared:
•A cash dividend of $0.25 per common share that is payable March 1, 2021, to holders of record on February 12, 2021; and
•A cash dividend of $306.6666667 per share of 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.3066666667 per depository share) that is payable on March 15, 2021 to holders of record as of March 1, 2021.

Guidance
For 2021, our full-year guidance is as follows:

•A GAAP combined ratio, excluding catastrophe losses, of 91.0%. Our combined ratio estimate assumes no prior-year casualty reserve development;

•Catastrophe losses of 4.0 points on the combined ratio;

•After-tax net investment income of $182.0 million that includes $16.0 million in after-tax net investment income from our alternative investments;

•An overall effective tax rate of approximately 20.5%, which includes an effective tax rate of 19.0% for net investment income and 21.0% for all other items; and

•Weighted average shares of 60.5 million on a fully diluted basis.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 a.m. ET, on Friday, January 29, 2021 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on March 2, 2021.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program’s Write Your Own Program. Selective’s unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of: (i) after-tax net realized and unrealized gains and losses on investments; and (ii) after-tax debt retirement costs.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses on sales of securities in any given period is largely discretionary as to timing.  In addition, net realized and unrealized gains and losses on investments that are charged to earnings and the debt retirement costs could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity to non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended December 31,		Year-to-Date December 31,
	2020	2019	2020	2019
Net income available to common stockholders	$127.1	81.9	246.4	271.6
Net realized and unrealized (gains) losses, before tax	(20.1)	0.9	4.2	(14.4)
Debt retirement costs, before tax	—	—	—	4.2
Tax on reconciling items	4.2	(0.2)	(0.9)	3.0
Non-GAAP operating income	$111.2	82.5	249.7	264.4
Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended December 31,		Year-to-Date December 31,
	2020	2019	2020	2019
Net income available to common stockholders per diluted common share	$2.10	1.36	4.09	4.53
Net realized and unrealized (gains) losses, before tax	(0.33)	0.01	0.07	(0.24)
Debt retirement costs, before tax	—	—	—	0.07
Tax on reconciling items	0.07	—	(0.01)	0.04
Non-GAAP operating income per diluted common share	$1.84	1.37	4.15	4.40

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended December 31,		Year-to-Date December 31,
	2020	2019	2020	2019
Annualized Return on Equity	20.6%	15.1	10.4	13.6
Net realized and unrealized (gains) losses, before tax	(3.3)	0.2	0.2	(0.7)
Debt retirement costs, before tax	—	—	—	0.2
Tax on reconciling items	0.7	(0.1)	(0.1)	0.2
Annualized Non-GAAP Operating Return on Equity	18.0%	15.2	10.5	13.3

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements and information incorporated by reference in this press release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements about our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, or performance to differ materially from what we indicated or implied. In many cases, forward-looking statements contain words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other like terms. These statements are not guarantees of future performance. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements, include without limitation:
•Related to COVID-19:
◦Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.
◦The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.
◦Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.
◦Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) net realized losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.
•Difficult conditions in global capital markets and the economy;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of natural and man-made catastrophic events, including without limitation hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and

•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com